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                                                                   EXHIBIT 99.1

           [LETTERHEAD OF McNAIR, McLEMORE, MIDDLEBROOKS & CO., LLP]



                               FEBRUARY 2, 1996

                      REPORT OF INDEPENDENT ACCOUNTANTS


The Board of Directors and Stockholders
FNB Bancshares, Inc.

We have audited the accompanying consolidated balance sheets of FNB BANCSHARES, INC. AND SUBSIDIARY as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of FNB BANCSHARES, INC. AND SUBSIDIARY as of December 31, 1995 and 1994, and the consolidated results of income and cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

As discussed in Notes 2 and 7 to the consolidated financial statements, FNB BANCSHARES, INC. AND SUBSIDIARY changed its method of accounting for investment securities in 1994 and income taxes in 1993.


                                  /s/ McNAIR, McLEMORE, MIDDLEBROOKS & CO., LLP
                                  ---------------------------------------------
                                  McNAIR, McLEMORE, MIDDLEBROOKS & CO., LLP